UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2013

JONES LANG LASALLE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 East Randolph Drive Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 782-5800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 4, 2013, Jones Lang LaSalle Incorporated (the “Company”), Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed a new Multicurrency Credit Agreement (the “New Credit Agreement”) with a syndicate of lenders. Bank of Montreal serves as Administrative Agent and BMO Capital Markets and Merrill Lynch, Pierce Fenner & Smith Incorporated serve as co-lead arrangers.

Proceeds from the New Credit Agreement have been used to repay all amounts outstanding under the Company’s previously existing credit facility. Accordingly, the previous facility, which had capacity of $1.1 billion and was due to expire in June 2016, has been terminated.

Like the previous facility, the New Credit Agreement is unsecured. The initial cost of borrowing under the New Credit Agreement will be approximately 1.50% per annum.

The New Credit Facility has a borrowing capacity of $1.2 billion which includes $100 million of capacity for letters of credit and $200 million of capacity for Alternative Currency borrowing. The new maturity date is October 4, 2018.

The features of the New Credit Facility include:

(i)	Cash Flow Leverage Ratio of 3.50x through maturity;

(ii)	permitted add-backs to Adjusted EBITDA for charges related to any future restructuring initiatives;

(iii)	increased permitted add-backs to Adjusted EBITDA for charges related to any future Permitted Acquisitions;

(iv)	increased permitted amount for certain new indebtedness;

(v)	increased permitted amount for co-investments; and

(vi)	increased permitted amount for asset sales other than co-investments.

All obligations under the New Credit Agreement are guaranteed by the Company and certain of its subsidiaries as guarantors.

The New Credit Agreement also contains customary affirmative and negative covenants and events of default.

Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in the New Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement

Reference is made to the information contained under Item 1.01 with respect to the terminated credit facilities. There were no penalties associated with the termination of the previous facility.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are included with this Report:

99.1	Multicurrency Credit Agreement dated as of October 4, 2013

99.2	Press release issued by Jones Lang LaSalle Incorporated on October 7, 2013 announcing the closing on the Multicurrency Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : October 7, 2013	JONES LANG LASALLE INCORPORATED

	By:	/s/ Joseph J. Romenesko
	Name:	Joseph J. Romenesko
	Its:	Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Multicurrency Credit Agreement dated as of October 4, 2013

99.2	Press release issued by Jones Lang LaSalle Incorporated on October 7, 2013 announcing the closing on the Multicurrency Credit Agreement

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